UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2011

MOTORS LIQUIDATION COMPANY
(Exact Name of Registrant as Specified in its Charter)

1-43 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	38-0572515 (I.R.S. Employer Identification No.)
401 S. Old Woodward, Suite 370 Birmingham, Michigan (Address of Principal Executive Offices)	48009 (Zip Code)

(313) 486-4044
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On February 17, 2011, the board of directors (the “Board”) of Motors Liquidation Company (the “Corporation”) held a meeting (the “Board Meeting”) to discuss, among other items on the agenda, changes to the composition of the Board after the effective date (the “Effective Date”) of that certain Amended Joint Chapter 11 Plan (as such plan may be amended, modified, supplemented or restated, the “Chapter 11 Plan”) filed by the Corporation and certain of its subsidiaries (together with the Corporation, the “Debtors”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (jointly administered proceedings, In re Motors Liquidation Company, et al., f/k/a General Motors Corp., et al., Case Number 09-50026 (REG)).

In connection with the Effective Date of the Chapter 11 Plan, at the Board Meeting, Messrs. Wendell Adair, Jr., Stephen H. Case and Alan M. Jacobs, each of whom is a director of the Corporation, expressed their intent to resign from the Board, effective immediately prior to the effectiveness of the Bylaw Amendment (as defined below).  None of the resignations of any of the directors was due to any disagreement with the Corporation

(d)           At the Board Meeting, the Board elected Albert Koch as a director of the Corporation, effective as of the effectiveness of the Bylaw Amendment.  As previously disclosed in the current report on Form 8-K filed by the Corporation on July 14, 2009, Mr. Koch is a representative of APServices LLC (“APS”) and Vice Chairman and the Managing Director of AlixPartners, LLP, an affiliate of APS.  As previously disclosed in the current report on Form 8-K filed by the Corporation on July 14, 2009, the Corporation engaged APS pursuant to an engagement letter dated as of May 29, 2009 (as amended from time to time and reported on Form 8-K) to provide the services of certain temporary employees, including Mr. Koch, and to assist in the restructuring of the Corporation.

ITEM 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Board Meeting, the Board unanimously approved the amendment of the Restated Certificate of Incorporation of the Corporation, effective as of the close of business on the Effective Date, to (i) amend and restate the purpose of the Corporation to include engaging in any lawful activity for which corporations may be organized under the Delaware General Corporation Law and taking all actions incident to the consummation of the transactions and actions contemplated by the Chapter 11 Plan, and (ii) prohibit the issuance of non-voting equity securities prohibited by section 1123(a)(6) of title 11 of the United States Code (collectively, the “Charter Amendment”).  On or as soon as practicable after the Effective Date and the approval of the Charter Amendment by the Bankruptcy Court, the Corporation will file a Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware to effectuate the Charter Amendment.

At the Board Meeting, the Board unanimously approved the amendment of the Bylaws of the Corporation, effective as of the close of business on the Effective Date, to provide that (i) the Board will consist of three directors, (ii) vacancies on the Board may be filled by a majority of the remaining directors, (iii) the Board has the power to adopt, amend, or repeal the Bylaws, and (iv) stockholders may act by written consent (collectively, the “Bylaw Amendment”).  A marked copy of the Bylaws of the Corporation, as amended by the Bylaw Amendment, is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s informational filings with the Court and additional information about the Debtors’ filing under chapter 11 of title 11 of the United States Code, are available to the public at the office of the Clerk of the Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408.  Such informational filings may be available electronically, for a fee, through the Court’s Internet world wide web site (www.nysb.uscourts.gov), and/or free of cost, at a world wide web site maintained by the Company's Court-approved noticing agent (www.motorsliquidationdocket.com).

ITEM 9.01      Financial Statements and Exhibits
Number	Description
3.2	Marked Bylaws of Motors Liquidation Company, as amended on February 17, 2011, effective as of the close of business on the Effective Date

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY (Registrant)

February 24, 2011	By:	/s/ James Selzer
(Date)		James Selzer
Vice President and Treasurer

EXHIBIT INDEX

Number	Description
3.2	Marked Bylaws of Motors Liquidation Company, as amended on February 17, 2011, effective as of the close of business on the Effective Date

5